Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Wachovia Corporation for the registration of $3,000,000 shares of Common Stock in connection with the Dividend Reinvestment and Common Stock Purchase Plan and to the incorporation by reference therein of our report dated January 14, 1999, with respect to the consolidated financial statements of Wachovia Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                                      /s/ Ernst & Young LLP

Winston-Salem, North Carolina
October 29, 1999